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                                                                    EXHIBIT 31.2

    CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO RULE 13A-14(a)/RULE
          15D-14(a) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

                                  CERTIFICATION

I, John J. Millerick, certify that:

     1. I have reviewed this Amendment No. 1 to Quarterly Report on Form 10-Q/A of Analogic Corporation;

     2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report, and

     3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report.

                                                /s/JOHN J. MILLERICK
                             ---------------------------------------------------
                                                John J. Millerick
                                              Senior Vice President,
                                      Chief Financial Officer and Treasurer
                                    (Principal Financial and Accounting Officer)

Date: October 27, 2003